UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2011, Private Media Group, Inc. (the “Company”) received a letter from the Listing Qualifications Hearings Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel has determined to deny the request of the Company for continued listing on Nasdaq and will suspend trading of the Company’s shares effective at the open of business on Tuesday, November 15, 2011 (the “Notice”).

The Nasdaq Hearings Panel held a hearing on October 27, 2011 to consider the Company’s continued listing on Nasdaq in light of the Company’s violation of certain Nasdaq listing rules. The Nasdaq Hearings Panel held that pursuant to its discretion under Nasdaq listing rule 5100, it would deny continued inclusion of the Company’s securities on Nasdaq. The Company does not intend to appeal the Nasdaq Hearings Panel determination.

Section 8 - Other Events

Item 8.01 Other Events.

On November 16, 2011, the Company issued a press release announcing the receipt and contents of the Notice.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release Dated November 16, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: November 16, 2011

	By:	/s/ Johan Gillborg
Johan Gillborg
Chief Financial Officer

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